Exhibit 32.01

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sangui Biotech International, Inc. (the “Company”) on Form 10-K for the period ending June 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas Striepe, Chief Executive Officer and, I, Joachim Fleing, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Thomas Striepe

__________________________________________

By: Thomas Striepe

Chief Executive Officer

Principal Executive Officer

Dated: October 5, 2012

/s/ Joachim Fleing

__________________________________________

By: Joachim Fleing

Chief Financial Officer

Principal Financial Officer

Dated: October 5, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.